SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2002

COMPUTER SCIENCES CORPORATION (Exact name of registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Grand Avenue
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.               Other Events.

                           On December 13, 2002, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with DynCorp and Garden Acquisition LLC, a wholly owned subsidiary of the Registrant ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into DynCorp (the "Merger"). Upon consummation of the Merger (i) DynCorp will become a wholly owned subsidiary of the Registrant and (ii) each outstanding share of common stock of DynCorp will be converted into, subject to adjustment as provided in the Merger Agreement, $15 cash and shares of the Registrant's common stock having a market value of $43.

                           Attached hereto and incorporated herein by reference are the Merger Agreement and a joint press release of the Registrant and DynCorp dated December 13, 2002 describing the Merger.

Item 7.               Financial Statements, Pro Forma Financial Information and Exhibits.
The exhibits listed below are filed as a part of this report:

2.1	Agreement and Plan of Merger dated as of December 13, 2002 by and among the Registrant, DynCorp and Garden Acquisition LLC.

99.1	Joint Press Release of the Registrant and DynCorp dated December 13, 2002.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 13, 2002	By:	/s/ Hayward D. Fisk
Hayward D. Fisk Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
2.1	Agreement and Plan of Merger dated as of December 13, 2002 by and among the Registrant, DynCorp and Garden Acquisition LLC.

99.1	Joint Press Release of the Registrant and DynCorp dated December 13, 2002.

3